UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2011

CENTURY PROPERTIES FUND XVI

(Exact name of Registrant as specified in its charter)

California	0-10435	94-2704651
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Century Properties Fund XVI, a California limited partnership (the “Registrant”), owns a 100% interest in Woods of Inverness CPF 16, L.P., a Delaware limited partnership (the “Partnership”). The Partnership owned Woods of Inverness Apartments (“Woods of Inverness”), a 272-unit apartment complex located in Houston, Texas. As previously disclosed, on November 1, 2011, the Partnership entered into a Purchase and Sale Contract with a third party, Commerce Capital Partners, LLC, a Delaware limited liability company (the
“Purchaser”) to sell Woods of Inverness to the Purchaser for a total sales price of $9,000,000.

On December 21, 2011, the Partnership and Purchaser entered into a First Amendment to Purchase and Sale Contract (the “First Amendment”) pursuant to which the closing date was moved to December 21, 2011.

This summary of the terms and conditions of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is attached hereto as an exhibit.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the First Amendment, the Partnership sold Woods of Inverness to the Purchaser on December 21, 2011. Woods of Inverness was the Partnership’s sole investment property and the Registrant’s interest in the Partnership is its sole investment.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s managing general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the net sales proceeds will be available to distribute to the Registrant’s partners.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.17       First Amendment to Purchase and Sale Contract between Woods of Inverness CPF 16, L.P., a Delaware limited partnership, and ComCapp Woods of Inverness, LLC, a Texas limited liability company, dated December 21, 2011.

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XVI

By:  Fox Capital Management Corporation

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: December 27, 2011